Exhibit 99.2

FOR IMMEDIATE RELEASE

Contact:           Investors:

Edward C. English, Vice President and Chief Financial Officer of
PRAECIS PHARMACEUTICALS INCORPORATED, 781-795-4320 or
ted.english@praecis.com.

PRAECIS PHARMACEUTICALS INCORPORATED

Announces Cessation of Plenaxis® Disposition Efforts;
Plans to Explore Financing Alternatives and Other Strategic Options

Waltham, MA — June 20, 2006 — PRAECIS PHARMACEUTICALS INCORPORATED (NASDAQ: PRCS) today reported that it will not be able to enter into by June 30, 2006 a license or sale transaction with respect to its Plenaxis® assets. The Company said it will cease its previously announced process to identify and consummate such a transaction. Accordingly, as previously disclosed, the Company will work with the United States Food and Drug Administration to discontinue the limited distribution of the product in the United States as soon as reasonably practicable and will not pursue further the commercialization of Plenaxis® outside the United States. The Company will also promptly discontinue any remaining Plenaxis®-related activities, except as necessary to support the wind-down of product distribution in the United States. During this wind-down, the Company will continue to evaluate potential opportunities for these assets to the extent such opportunities arise. Due to the termination of its active efforts to license or sell its Plenaxis® assets, the Company currently estimates that it will record a non-cash impairment charge of approximately $3.6 million in the second quarter of 2006 related to the remaining value of capitalized Plenaxis® inventory and equipment. The Company will also record an additional charge in the second quarter of approximately $3.9 million related to the present value of its remaining commitments under certain of its Plenaxis® manufacturing and supply agreements.

The Company continues to believe that its existing cash and investments will be sufficient to meet its working capital and capital expenditure needs, at current levels, through approximately the end of 2007. In an effort to ensure that the Company has available resources to pursue its operations beyond 2007, the Company intends to actively explore financing alternatives, as well as other strategic options which may be available to achieve and enhance shareholder value. The Company has engaged Canaccord Adams, an international investment banking firm with significant expertise in the life sciences sector, to advise and assist the Company in these efforts.

The Company stated that there can be no assurance that these efforts will result in additional financing for the Company or in any other transaction. The Company does not currently intend to disclose developments with respect to these efforts unless and until its Board of Directors has approved a specific transaction.

About PRAECIS

PRAECIS PHARMACEUTICALS INCORPORATED is a biopharmaceutical company focused on the discovery and development of novel compounds that have the potential to address unmet medical needs or improve existing therapies. PRAECIS has a novel MetAP-2 inhibitor, PPI-2458, in clinical development for cancer indications, including non-Hodgkin’s lymphoma and solid tumors, as well as an innovative drug discovery technology, DirectSelect™, which enables the generation and practical use of ultra-large libraries for the discovery of orally active compounds for drug development.

This news release contains forward-looking statements, including, but not limited to, statements regarding the expected timing and effect of the Company’s discontinuation of its Plenaxis® activities, the Company’s expected available resources through approximately the end of 2007 and the Company’s plans to actively explore financing alternatives for the Company, as well as other strategic options which may be available to achieve and enhance shareholder value. These statements are based on the Company’s current beliefs and expectations as to future outcomes and are not guarantees of such outcomes or of future performance. These statements are subject to numerous risks, uncertainties and assumptions that could cause actual events or results to differ from those expected or anticipated, including, but not limited to, the Company’s ability to successfully execute on, in a timely manner and on favorable terms, a financing or other transaction for the Company, the Company’s ability to continue to manage operating expenses and to retain key employees, unexpected expenditures, the Company’s ability to continue development of and successfully partner PPI-2458 and its DirectSelect™ drug discovery technology, unexpected results in ongoing and future clinical or preclinical trials, the need for additional research and testing, including as a result of unanticipated determinations by the FDA or foreign regulatory authorities, as well as the risks set forth from time to time in the Company’s filings with the Securities and Exchange Commission, including but not limited to the risks discussed in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2006. The Company undertakes no obligation to update any forward-looking statement made in this press release to reflect new information, events or circumstances after the date of this release.

Plenaxis® is a registered trademark of PRAECIS PHARMACEUTICALS INCORPORATED.